UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2010

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point Kirkland, WA 98033
(Address of principal executive offices) (Zip Code)

(425) 749-7287
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to: Gregg E. Jaclin, Esq. Kristina L. Trauger, Esq. Gary S. Eaton, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Chief Financial Officer

On June 22, 2010, Mr. Gary Clifford resigned as the Chief Financial Officer of AISystems, Inc. (the “Company”).  Mr. Clifford’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Resignation of Chief Operating Officer

On June 22, 2010, Mr. Salil Munjal resigned as the Chief Operating Officer of the Company.  Mr. Munjal’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On January 22, 2010, the Board of Directors of the Company appointed Stephen Johnston, the Company’s President and Chief Executive Officer, as the Company’s Chief Financial Officer.

Mr. Johnston is the business force that has driven AISystems since inception. His expertise in financing, team building and customer acquisition is evidenced by the success AISystems has had to date. He is an entrepreneur who has founded a number of private and publicly-traded companies in the telecommunications and healthcare sectors. Previously, Stephen was the President and CEO of Genetic Diagnostics Inc., a pioneer in the detection of genetic anomalies. He holds a B.Eng. in Mechanical Engineering from the Technical University of Nova Scotia and a B.Sc. in Mathematics & Physics from Mount Allison University.

Family Relationships

There is no family relationship between Mr. Johnston and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

Mr. Johnston has entered into an employment agreement with the Company which was filed with the Securities & Exchange Commission on March 22, 2010 as exhibit 10.1 to Form 8K and is incorporated herein by reference.

Item 9.01Financial Statement and Exhibits

(d)  EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: June 23, 2010	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer

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